Exhibit 10

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is effective August 20, 2010, by and between PARK CAPITAL MANAGEMENT, INC., a private company formed in the Province of Saskatchewan with offices located at 2398 Scarth Street, Regina, Saskatchewan, S4P 2J7, Canada (“Seller”), and JBP, S.A., a company formed in the Dominican Republic, with offices located at Avenida Lope de Vega # 122, Suite 102, Santo Domingo, Dominican Republic (“JBP”), and MONTANA MINING CORP., a corporation formed in the State of Nevada with offices located at 1403 East 900 South, Salt Lake City, Utah, 84105, U.S.A. (“Buyer”).

RECITALS

WHEREAS, Seller owns one thousand (1,000) shares or one hundred percent (100%) of the issued and outstanding shares of JBP, which shares constitute 100% of the ownership and right to ownership of JBP (the “JBP Shares”); and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the JBP Shares upon the terms and conditions set forth in this Agreement.

AGREEMENTS

Now, therefore, in consideration of the premises, the mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 SALE AND PURCHASE

Section 1.1	Sale. Seller is selling and transferring the JBP Shares to Buyer free and clear of any and all liens, pledges, options, encumbrances, adverse interests and claims of any kind (collectively, “Liens”).

Section 1.2 Purchase and Purchase Price. Buyer is purchasing the JBP Shares for (i) fifteen million, two hundred and eighty two thousand, one hundred and twenty (15,282,120) shares of Buyer’s common stock (“Buyer Shares”) to be issued to Seller and (ii) six million, eight hundred and twenty four thousand, three hundred (6,824,300) share purchase warrants (“Buyer Warrants”) to be issued to Seller to purchase shares of Buyer’s common stock for a period of ten (10) years from the date of issuance at an exercise price of one-half cent ($0.005) per share. Upon completion of the sale and purchase, JBP will become a wholly owned subsidiary of Buyer.

ARTICLE 2
CLOSING

Section 2.1 Closing. The execution and closing of this Agreement will take place at the offices of the Buyer on or before November 12, 2010 (the “Closing”) at which the parties shall make the deliveries provided in this Article 2.

Section 2.2	Delivery of JBP Shares. At Closing,	Seller	shall	deliver	to	Buyer	a	certificate
representing the JBP Shares in the name of Buyer.

Asset Purchase Agreement

Section 2.3 Delivery of Buyer Shares. At Closing, Buyer shall deliver to Seller a certificate representing the Buyer Shares in the name of Seller and a warrant representing the Buyer Warrants in the name of Seller, which Buyer Shares and Buyer Warrants will be restricted for a period of twelve (12) months from the date of issuance.

Section 2.4 Delivery of Finder’s Fee. At Closing, Buyer will pay a finder’s fee to Jose A. Aris as consideration for introducing the respective parties and assisting in the due diligence process. The finder’s fee will consist of (i) one million, five hundred and twenty eight thousand, two hundred and twelve (1,528,212) shares of Buyer’s common stock and (ii) six hundred and eight two thousand, four hundred and thirty (682,430) warrants to purchase shares of Buyer’s common stock for a period of thirty-six (36) months from the date of issuance at an exercise price of six cents ($0.06) per share.

Section 2.5 Delivery of Domain Name. At Closing, Seller will cause Seller’s president, Jay Blackmore, to transfer to Buyer the www.parkvida.com domain name, registered to Mr. Blackmore, in exchange for $10 and other good and valuable consideration, the assignment for which is attached hereto as Exhibit A.

Section 2.6 Other Deliverables. At Closing, each party hereto shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other party, as such other party may reasonably request in order to carry out or evidence the terms of this Agreement.

ARTICLE 3
CONDITIONS PRECEDENT TO CLOSING

Section 3.1 Conditions Precedent to Obligations of Seller and JBP. The obligations of Seller and JBP under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or the waiver of Seller and JBP, on or before the Closing, of the following conditions, provided, however, that Seller and JBP may waive the pre-Closing performance of the following conditions without waiving the right to require the post-Closing performance of the following conditions (unless expressly waived in a signed writing):

(a) Private Placement. Buyer shall have concluded a private placement of Buyer’s common stock to ensure that the bank records of Buyer indicate gross deposits of no less than seven hundred and fifty thousand Canadian dollars (CND$750,000) up to one million five hundred thousand Canadian dollars (CND$1,500,000) at five cents ($0.05) per share subject to, at the option of the placement agent(s), (i) a ten percent (10%) cash commission or (ii) a commission of common shares equal to ten percent (10%) of the shares issued under the private placement in addition to a warrant to purchase common shares equal to ten percent (10%) of the shares issued under the private placement exercisable for thirty-six (36) months from the date of grant at six cents ($0.06) per common share.

(b) Consulting Agreements. Buyer shall have entered into a consulting agreement with Ruairidh Campbell, in form and substance satisfactory to Buyer and Seller, attached hereto as Exhibit B and JBP shall have entered into consulting agreements with Jay Blackmore and Jason Blackmore, attached hereto as Exhibit C and Exhibit D. Such consulting agreements may include stock options that will enable consultants to participate in Buyer’s stock option plan to be created subsequent to Closing.

Asset Purchase Agreement

(c) Shareholder Approval. Buyer shall have obtained shareholder approval to close the Agreement, which approval shall have included (i) changing Buyer’s name to “ParkVida Group, Inc.” and (ii) electing two (2) additional persons, nominated by Seller, to Buyer’s board of directors effective at Closing.

(d) Debt Conversion. Buyer shall have converted amount owed to (i) Buyer’s chief executive officer and his consulting company in the amount of fifty eight thousand, eighty three dollars ($58,083) as of March 31, 2010 into shares of Buyer common stock at five cents ($0.05) per share for a total of one million, one hundred and sixty one thousand, six hundred and sixty (1,161,660) shares.

(e) Representations and Warranties True. The representations and warranties of Buyer shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

(f) Performance of Covenants. Buyer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(g) Adverse Changes. Buyer shall have conducted its business in the ordinary course there having not been any material adverse change in the business or financial condition of its business at and as of the Closing.

Section 3.2 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement to consummate the Closing contemplated hereby shall be subject to the satisfaction, or the waiver of Buyer, on or before the Closing, of the following conditions, provided, however, that Buyer may waive the pre-Closing performance of the following conditions without waiving its right to require the post-Closing performance of the following conditions (unless expressly waived in a signed writing):

(a)	Shares in Trust. Seller shall deliver the JBP Shares held in trust to Buyer.
(b)	Business Plan. JBP shall have prepared and submitted to Buyer a comprehensive business plan, which details development costs, cash flow forecasts and timelines, to Buyer no later than September 30, 2010.

(c) Shareholder Approval. Seller shall have obtained shareholder approval to close the Agreement.

(d) Representations and Warranties True. The representations and warranties of Seller and JBP shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing, shall be in all material respects true and accurate at and as of the Closing.

(e) Performance of Covenants. Seller and JBP shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or as of the Closing.

(f) Adverse Changes. Seller and JBP shall have conducted their business in the ordinary course there having not been any material adverse change in the business or financial condition of JBP’s business at and as of the Closing.

Asset Purchase Agreement

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER AND JBP

Seller and JBP represent and warrant to Buyer, as of the date of this Agreement, as follows:

Section 4.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Province of Saskatchewan and JBP is a company duly organized, validly existing and in good standing under the laws of the Dominican Republic. Seller and JBP have all requisite corporate power and authority to own and operate their properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and to carry on business as presently conducted and as presently proposed to be conducted. Seller and JBP are duly qualified and authorized to do business and are in good standing in each jurisdiction in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Seller or JBP or their businesses.

Section 4.2 Capitalization; Voting Rights. The issued and outstanding capital shares of JBP consist of one thousand (1,000) shares, par value one hundred Dominican Republic Pesos (RD$100). All issued and outstanding shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) were issued in compliance with all applicable laws concerning the issuance of securities. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy, or agreements of any kind for the purchase or acquisition from JBP of its securities. When transferred in compliance with the provisions of this Agreement, the JBP Shares will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances; provided, however, that the JBP Shares may be subject to restrictions on transfer subject to applicable laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

Section 4.3 Authorization; Binding Obligations. All corporate action on the part of Seller and JBP necessary for the authorization of this Agreement, the performance of all obligations of Seller and JBP hereunder at the Closing, the sale, transfer and delivery of the JBP Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will represent a valid and binding obligation of Seller and JBP enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights; and (ii) as limited by general principles of equity that restrict the availability of equitable remedies. The sale of the JBP Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with in due course.

Section 4.4 Financial Statements; Interim Changes. JBP has delivered to Buyer its audited financial statements for its fiscal years ended 2009 and 2008 and its unaudited financial statements for the interim periods ended June 30, 2010 (“Financial Statements”), prepared in accordance with GAAP, copies of which are attached hereto as Exhibit E. The Financial Statements are complete and correct in all material respects and present fairly the financial condition of JBP as of the respective dates.

Section 4.5 Liabilities. JBP has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to June 30, 2010, which have not been, either in any individual case or in the aggregate, materially adverse.

Asset Purchase Agreement

Section 4.6

Agreements; Action.

(a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which JBP is a party or to its knowledge by which it is bound which may involve (i) the license of any proprietary right to or from JBP except that right of use granted by Seller to Buyer hereto, (ii) provisions restricting or affecting the business JBP, or (iii) indemnification by JBP with respect to the infringement of proprietary rights.

(b) JBP has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Financial Statements, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

Section 4.7 Changes. Since June 30, 2010, there has not been to Seller’s or JBP’s knowledge:

(a) Any change in the assets, liabilities, financial condition or operations of JBP from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of JBP;

(b) Any material change, except in the ordinary course of business, in the contingent obligations of JBP by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of JBP;

(d)	Any waiver by JBP of a valuable right or of a material debt owed to it;
(e)	Any direct or indirect loans made by JBP to any employee, officer, director or shareholder of JBP, other than advances made in the ordinary course of business;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, or director;

(g)	Any declaration or payment of any dividend or other distribution of the assets of JBP; or
(h)	Any debt, obligation or liability incurred, assumed or guaranteed by JBP, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business.

Section 4.8 Title to Properties and Assets. JBP has good and marketable title to its properties and assets, including without limitation the properties and assets reflected in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of JBP, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by JBP are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

Asset Purchase Agreement

Section 4.9 Compliance with Other Instruments. JBP is not in violation or default of any term of its governing documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to JBP which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of JBP. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the JBP Shares pursuant, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of JBP or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to JBP, its business or operations or any of its assets or properties.

Section 4.10 Litigation. There is no action, suit, proceeding, or investigation, pending, or to JBP’s knowledge, currently threatened against JBP that questions the validity of this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of JBP, financially or otherwise, or any change in the current equity ownership of JBP, nor is JBP aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to JBP) involving the prior employment of any of JBP’s employees, their use in connection with JBP’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. JBP is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by JBP currently pending or which JBP intends to initiate.

Section 4.11 Tax Returns and Payments. JBP has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to JBP’s knowledge all other taxes due and payable by JBP on or before the Closing have been paid or will be paid prior to the time they become delinquent. JBP has not been advised (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its taxes. JBP has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Section 4.12 Employees. No employee has any agreement or contract, written or verbal, regarding his employment. JBP is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To JBP’s knowledge, no employee of JBP, nor any consultant with whom JBP has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, JBP because of the nature of the business to be conducted by JBP; and to JBP’s knowledge the continued employment by JBP of its present employees, and the performance of JBP’s contracts with its independent contractors, will not result in any such violation. JBP has not received any notice alleging that any such violation has occurred. No employee of JBP has been granted the right to continued employment by JBP or to any material compensation following termination of employment with JBP. JBP is not aware that any manager or key employee, or that any group of key employees, intends to terminate their employment with JBP, nor does JBP have a present intention to terminate the employment of any manager, key employee or group of key employees.

Asset Purchase Agreement

Section 4.13 Compliance with Laws; Permits. To its knowledge, JBP is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of JBP. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the purchase of the JBP Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. JBP has all permits and licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of JBP and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

Section 4.14 Environmental and Safety Laws. To its knowledge, JBP is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

Section 4.15 Offering Valid. Assuming the accuracy of the representations and warranties of Buyer contained in Article 5 hereof, the offer, and sale of the JBP Shares will be exempt from the registration requirements of all applicable securities laws and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable securities laws.

Section 4.16 Full Disclosure. To Seller’s and JBP’s knowledge and belief, this Agreement, the Exhibits hereto, and any certificate expressly delivered by Seller and JBP to Buyer or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to Seller’s or JBP’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Seller’s and JBP’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of JBP that have not been set forth in the Agreement, the Exhibits hereto or in other documents expressly delivered to Buyer or its attorneys or agents in connection herewith.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller and JBP, as of the date of this Agreement and as of Closing, as follows:

Section 5.1 Organization and Qualification. Buyer is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Buyer is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. Buyer is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on Buyer.

.

Asset Purchase Agreement

Section 5.2 Capitalization. The authorized capital stock of Buyer consists of (i) 500,000,000 shares of common stock, of which 22,498,703 shares are outstanding as of August 20, 2010, and (ii) 5,000,000 shares of preferred stock, par value $0.001, none of which shares are outstanding as of August 20, 2010. Except as specified in the Commission Reports (as defined below in Section 5.4), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which Buyer is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock, except (i) the finder’s fee referenced in Section 2.4 hereto, (ii) additional shares issuable pursuant to the private placement reference in Section 3.1(a) hereto and the commissions thereto, and (iii) the debt conversion referenced in Section 3.1(d) hereto.

Section 5.3 Authority. Buyer, subject to approval from Buyer’s shareholders, has all requisite right, power, authority and capacity to execute, deliver and perform this Agreement. All corporate action on the part of Buyer necessary for the authorization of this Agreement, the performance of all obligations of Buyer hereunder at the Closing, the sale, transfer and delivery of the Buyer Shares pursuant hereto has been taken or will be taken prior to the Closing. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally and (ii) general principles of equity.

Section 5.4 Commission Reports; Financial Statements. Buyer has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Buyer was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “Commission Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension. As of their respective dates, the Commission Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“Commission”) promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Commission Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 5.5 Liabilities. Buyer has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Commission Reports, except current liabilities incurred in the ordinary course of business subsequent to June 30, 2010, which have not been, either in any individual case or in the aggregate, materially adverse.

Asset Purchase Agreement

Section 5.6 Action. Buyer has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any its capital shares, (ii) incurred any indebtedness for money borrowed or any other liabilities except than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business as disclosed in the Commission Reports, (iii) made any loans or advances to any person, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

Section 5.7 Changes. Since the June 30, 2010, except as disclosed in the Commission Reports, there has not been to Buyer’s knowledge:

(a) Any change in the assets, liabilities, financial condition or operations of Buyer, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition or operations of Buyer;

(b) Any material change, except in the ordinary course of business, in the contingent obligations of Buyer by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of Buyer;

(d)	Any waiver by Buyer of a valuable right or of a material debt owed to it;
(e)	Any direct or indirect loans made by Buyer to any employee, officer, director or shareholder of Buyer, other than advances made in the ordinary course of business;

(f) Any material change in any compensation arrangement or agreement with any employee, officer, or director;

(i) Any declaration or payment of any dividend or other distribution of the assets of Buyer; or

(j) Any debt, obligation or liability incurred, assumed or guaranteed by Buyer, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business.

Section 5.8 Investment. Buyer is acquiring the JBP Shares for investment purposes, and not with a view to distribution or resale thereof in violation of applicable securities laws and regulations.

Section 5.9 No Conflicts; Consents, Approvals and Filings. The execution, delivery and performance by Buyer of this Agreement does not and will not: (i) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Buyer is a party or by which Buyer is bound or (ii) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Buyer. Buyer is not required to obtain any consent, waiver, authorization or order of, give any notice to, any court or other federal, provincial, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Buyer of this Agreement, other than filings required by provincial, state or federal securities laws, and those that have been made or obtained prior to the date of this Agreement.

Asset Purchase Agreement

Section 5.10 Litigation. There is no action, suit, proceeding or investigation pending, or to Buyer’s knowledge threatened, against Buyer which questions or challenges the validity of this Agreement or any action to be taken by Buyer pursuant to this Agreement, and, to Buyer’s knowledge, there is no basis for any such action, suit, proceeding or investigation.

Section 5.11 Tax Returns and Payments. Buyer has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to Buyer’s knowledge all other taxes due and payable by Buyer on or before the Closing have been paid or will be paid prior to the time they become delinquent. Buyer has not been advised (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its taxes. Buyer has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

Section 5.12 Employees. No employee has any agreement or contract, written or verbal, regarding his employment. Buyer is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Buyer’s knowledge, no employee of Buyer, nor any consultant with whom Buyer has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Buyer because of the nature of the business to be conducted by Buyer; and to Buyer’s knowledge the continued employment by Buyer of its present employees, and the performance of Buyer’s contracts with its independent contractors, will not result in any such violation. Buyer has not received any notice alleging that any such violation has occurred. No employee of Buyer has been granted the right to continued employment by Buyer or to any material compensation following termination of employment with Buyer. Buyer is not aware that any manager or key employee, or that any group of key employees, intends to terminate their employment with Buyer, nor does Buyer have a present intention to terminate the employment of any manager, key employee or group of key employees.

Section 5.13 Quoting of Shares. Buyer agrees it will take all action reasonably necessary to continue the quotation of its common stock on the Over the Counter Bulletin Board and will comply in all material respects with Buyer’s reporting, filing and other obligations under the regulations, bylaws or rules of the Commission and the Over the Counter Bulletin Board.

Section 5.14 Due Diligence. Buyer has performed its own due diligence in regard to JBP’s business and the Financial Statements as detailed in Exhibit E.

Section 5.15 Full Disclosure. To Buyer’s knowledge and belief, this Agreement, the Exhibits hereto, and any certificate expressly delivered by Buyer to Seller and JBP or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to Buyer’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Buyer’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of Buyer that have not been set forth in the Agreement, the Exhibits hereto or in other documents expressly delivered to Seller and JBP or their attorneys or agents in connection herewith.

Asset Purchase Agreement

ARTICLE 6
INDEMNIFICATION

Section 6.1 Indemnification by Seller and JBP. From and after the Closing for a period of twelve (12) months, each of Seller and JBP shall indemnify and hold harmless Buyer from and against any and all losses, liabilities, claims, demands, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) arising out of or resulting from: (i) any representation or warranty of Seller and JBP, as the case may be, in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (ii) any failure by Seller and JBP, as the case may be, to perform any of its covenants, agreements or obligations in this Agreement.

Section 6.2 Indemnification by Buyer. From and after the Closing for a period of twelve (12) months, Buyer shall indemnify and hold harmless Seller and JBP from and against any and all Claims arising out of or resulting from: (i) any representation or warranty of Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate; or (ii) any failure by Buyer to perform any of its covenants, agreements or obligations in this Agreement.

Section 6.3 Procedure for Indemnification. No party shall be entitled to indemnification under this Article 6 until such party (the “Indemnified Party”) shall have given the party obligated to provide indemnification hereunder (the “Indemnifying Party”) written notice of the claim for indemnification and, if such claim for indemnification arises out of any claim, suit, action or proceeding by a third party against the Indemnified Party, unless and until the Indemnified Party shall have given the Indemnifying Party prompt written notice of such third-party claim and the Indemnifying Party has been offered the right, at the sole expense of the Indemnifying Party, to participate in the defense of such third-party claim. If the Indemnifying Party elects to assume the defense of such a third-party claim, it shall not be liable to the Indemnified Party for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any settlement of any action or claim effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

Section 6.4 No Bar. Other than the indemnification periods outlined in Sections 6.1 and 6.2, the provisions of this Article 6 shall not limit in any way the claims which may be made by the parties at law or in equity for any breach by any such party of the terms of this Agreement or any document or instrument delivered pursuant hereto.

ARTICLE 7 MISCELLANEOUS

Section 7.1	Expenses. All legal and other expenses incurred by any party in connection with this

Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees.

Section 7.2 Survival. Each of the covenants, representations and warranties of the parties made herein shall survive the Closing and shall not be merged in the consummation of the transactions contemplated hereby.

Asset Purchase Agreement

Section 7.3 Notices. All notices and other communications under this Agreement shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery, or by facsimile addressed to the appropriate party at the address or facsimile number set forth below or such other address or facsimile number as the party may designate by notice given in accordance with this Section. Notice shall be deemed validly given on the date of receipt as shown on the return receipt if delivered by certified or registered mail, on the date of delivery if done by personal delivery and upon confirmation of receipt if sent by facsimile with receipt confirmed. Notice shall also be deemed validly given on the date that a party rejects or refuses to accept delivery or the date of an inability to effectuate delivery because of a changed address or facsimile number of which no notice was given in accordance with this Section.

If to Seller to:	Park Capital Management, Inc. 2398 Scarth Street Regina, Saskatchewan S4P 2J7 Canada Attn: Jay Blackmore, President Phone: (306) 536-7409 Fax: (306) 586-0669 Email: jayblackmore@gmail.com

If to JBP to:	JBP, S.A. Avenida Lope de Vega # 122 Suite 102 Santo Domingo Dominican Republic Attn: Jay Blackmore, President Phone: (809) 729-2943 Fax: Email: jayblackmore@gmail.com

If to Buyer to:

Montana Mining Corp. 1403 East 900 South Salt Lake City, Utah 84105 United States of America Attn: Ruairidh Campbell, President. Phone: (801) 582-9609 Fax: (801) 582-9629 Email: ruairidhcampbell@msn.com

Section 7.4 Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.

Asset Purchase Agreement

Section 7.5 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. None of the parties shall assign this Agreement or delegate any of its duties hereunder to any other person or entity without the prior written consent of the other parties to this Agreement.

Section 7.6 Headings and Exhibits. The section and other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

Section 7.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Province of Saskatchewan, without giving effect to the principles of conflicts of law of such province.

Section 7.9 Arbitration. The parties hereby submit all controversies, claims, and matters of difference to arbitration in Saskatchewan, by a single arbitrator selected by the parties or appointed in accordance with The Arbitration Act of Saskatchewan if the parties do not agree, and otherwise according to the Commercial Arbitration Rules of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (i) all questions relating to the breach of any obligation, warranty or condition hereunder, (ii) all questions relating to representations, negotiations and other proceedings leading to the execution hereof, (iii) failure of either party to deny or reject claim or demand from the other party, and (iv) all questions as to whether the right to arbitrate any question exists. Arbitration may proceed in the absence of either party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties. It is the intention of the parties that the selection of arbitrators, the holding of the arbitration hearing, and the issuance of the findings of the arbitrators shall all be accomplished as expeditiously as possible, and the parties shall take all measures required to proceed in that fashion.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

PARK CAPITAL	JBP, S.A.	MONTANA MINING CORP.
MANAGEMENT, INC.

By: /s/ Jay Blackmore
Jay Blackmore, President

By: /s/ Jay Blackmore
Jay Blackmore, President

By: /s/ Ruairidh Campbell
Ruairidh Campbell, CEO

Asset Purchase Agreement

EXHIBIT A

DOMAIN ASSIGNMENT

Asset Purchase Agreement

EXHIBIT B

CONSULTING AGREEMENT

Asset Purchase Agreement

EXHIBIT C

CONSULTING AGREEMENT

Asset Purchase Agreement

EXHIBIT D

CONSULTING AGREEMENT

Asset Purchase Agreement

EXHIBIT E

FINANCIAL STATEMENTS OF JBP

Asset Purchase Agreement